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                                                                     Exhibit 4.3

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                          REGISTRATION RIGHTS AGREEMENT



                            Dated as of June 26, 2001

                                     between

                          LEASE INVESTMENT flight TRUST


                                       and



                     CREDIT SUISSE FIRST BOSTON CORPORATION
                              LEHMAN BROTHERS INC.
                            SALOMON SMITH BARNEY INC.











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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 26, 2001 by and between Lease Investment Flight Trust, a special purpose statutory business trust organized under the laws of the State of Delaware (the "COMPANY"), and Credit Suisse First Boston Corporation (the "REPRESENTATIVE," and together with Lehman Brothers Inc. and Salomon Smith Barney Inc., the "INITIAL PURCHASERS"), who have agreed to purchase $1,429,000,000 in aggregate principal amount of Class A-1, A-2, A-3, B-1, B-2, C-1, and C-2 Notes (the "INITIAL REGISTRABLE NOTES") and Class D-1 and D-2 Notes (together with the Initial Registrable Notes, the "INITIAL NOTES").

         This Agreement is made pursuant to the Purchase Agreement dated June 13, 2001 (the "Purchase Agreement") by and among the Company, Automatic Aircraft, LP and the Representative on behalf of the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Registrable Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9 of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Trust Indenture (the "INDENTURE"), dated as of June 26, 2001, between the Company, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., as Administrative Agent, and Bankers Trust Company, as Trustee, relating to the Initial Notes and the Exchange Notes.

         The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         AFFILIATE: With respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common control with, such Person or is a director or officer of such Person; For purposes of this definition, "Control" of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Stock, by contract or otherwise; PROVIDED, HOWEVER that beneficial ownership of 10% or more of the voting Stock of a Person shall be deemed to be control.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

         BUSINESS DAY: A day on which commercial banks and foreign exchange markets are open in New York, New York and, with respect to the determination of payment of interest on any floating rate Notes, a day on which U.S. dollar deposits may be dealt in on the London inter-bank market and, with respect to payments to or withdrawals from the Non-Trustee Accounts (as defined in the Indenture), a day on which the financial institution at which such account is located is open for business.

         CLOSING DATE:  June 26, 2001.

         COMMISSION:  The U.S. Securities and Exchange Commission.

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         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Registrable Notes properly tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer.

         EXCHANGE ACT:  The U.S. Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTES: Any notes of the Company containing terms identical to the Initial Registrable Notes (except to reflect the registration of the Exchange Note under the Securities Act and that Registration Step-Up Interest shall not apply thereto) that are issued and exchanged for the Initial Registrable Notes pursuant to this Agreement and the Indenture either (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Registrable Notes that are properly tendered and not withdrawn by such Holders in connection with such exchange and issuance.

         EXCHANGE OFFER CONSUMMATION DEADLINE: As defined in Section 3(a) hereof.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer,

including the related Prospectus.

         HOLDERS:  As defined in Section 2 hereof.

         LUXEMBOURG LISTING AGENT:  Kredietbank S.A. Luxembourgeoise.

         NOTES:  The Initial Registrable Notes and the Exchange Notes.

         PERSON: Any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE:  As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT:  As defined in Section 5 hereof.


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         REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         SECURITIES ACT:  The U.S. Securities Act of 1933, as amended.

         SHELF EFFECTIVENESS DEADLINE:  As defined in Section 4 hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

         STOCK: All shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests.

         SUSPENSION NOTICE:  As defined in Section 6(d) hereof.

         TIA: The U.S. Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Initial Registrable Note until (a) the date on which such Note has been exchanged by a person other than a Broker-Dealer for an Exchange Note in the Exchange Offer that is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirement of the Securities Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of such Initial Registrable Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement and is otherwise disposed of by such broker-dealer pursuant to the "Plan of Distribution" set forth in the Exchange Offer Registration Statement, (c) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Initial Registrable Note is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for resale pursuant to Rule 144(k) under the Securities Act.

SECTION 2.  HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer


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Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, any required post-effective amendment to such Exchange Offer Registration Statement and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use all commercially reasonable efforts to commence and Consummate the Exchange Offer, but in no event later than 270 days after the Closing Date (the "EXCHANGE OFFER CONSUMMATION DEADLINE"). The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Initial Registrable Notes that are Transfer Restricted Securities and to permit resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer for Initial Registrable Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Initial Registrable Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer that holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer and that the Prospectus contained in the Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

         To the extent necessary to ensure that the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented


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and amended as required by the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated, or such shorter period as will terminate when all Transfer Restricted Securities held by such Broker-Dealers covered by such Registration Statement have been sold pursuant thereto (unless such period is extended pursuant to Section 6(d) below). The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4.  SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Registrable Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

         (x) use its best efforts to file a shelf registration statement with the Commission pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

         (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 270 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a) (ii) above (the 270th day from such earlier date, the "SHELF EFFECTIVENESS Deadline").

         If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (y).

         The Company shall use its best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time


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to time, for a period of at least two years (as extended pursuant to Section
6(d)) following the date on which such Shelf Registration Statement first becomes effective under the Securities Act, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Restricted Securities (as defined in Rule 144 under the Securities Act).

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, under the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder of Transfer Restricted Securities shall be entitled to Registration Step-Up Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information.

SECTION 5.  REGISTRATION STEP-UP INTEREST

         (a) If (i) the Exchange Offer has not been Consummated by the Exchange Offer Consummation Deadline, (ii) the Exchange Offer has not been Consummated within 30 Business Days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission or the Exchange Offer is not kept open for a period of at least 20 Business Days, (iii) if obligated to file the Shelf Registration Statement pursuant to Section 4(a) of this Agreement, the Shelf Registration Statement has not been declared effective by the Shelf Effectiveness Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (except as permitted in paragraph (b) of this Section 5; such period of time during which any such Registration Statement is not effective or any such Registration Statement or the related Prospectus is not usable being referred to as a "BLACKOUT PERIOD") (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then Registration Step-Up Interest of an additional 0.5% per annum shall be payable on each subclass of Initial Registrable Notes as provided for in the Indenture. Notwithstanding anything to the contrary set forth herein, any Registration Default shall be deemed to be no longer continuing (1) upon Consummation of the Exchange Offer, in the case of (i) above, (2) upon Consummation of the Exchange Offer or the extension of the period such Exchange Offer is open, in the case of (ii) above, (3) upon the effectiveness of the Shelf Registration Statement, in the case of (iii) above, and (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, and thereupon Registration Step-Up Interest shall cease to be payable on each such subclass of Initial Registrable Notes, as provided in the Indenture.


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         (b) A Registration Default referred to in Section 5(a)(iv) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related Prospectus if (i) the Blackout Period has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events with respect to the Company that would need to be described in such Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement (including by way of filing documents under the Exchange Act which are incorporated by reference into the Registration Statement) such Registration Statement and the related Prospectus to describe such events; PROVIDED, HOWEVER, that in any case if such Blackout Period occurs for a continuous period in excess of 30 days, a Registration Default shall be deemed to have occurred on the 31st day of such Blackout Period and Registration Step-Up Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured or until the Company is no longer required pursuant to this Agreement to keep such Registration Statement effective or such Registration Statement or the related Prospectus usable; PROVIDED FURTHER, HOWEVER, that in no event shall the total of all Blackout Periods exceed 60 days in the aggregate in any 12-month period.

         Registration Step-Up Interest shall be paid to the Holders entitled thereto, in the manner, and subject to the priorities, provided for in the Indenture, on each Interest Payment Date, all as set forth in the Indenture and the Notes.

SECTION 6.  REGISTRATION PROCEDURES

         (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer and subject to Section 3(a) hereof, the Company shall comply with all applicable provisions of Section 6(c) below, shall use its best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Registrable Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Initial Registrable Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal


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         bases, if any, upon which such counsel has concluded that such an
         Exchange Offer should be permitted and (C) diligently pursuing a resolution by the Commission staff of such submission.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company,
        (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes hereby acknowledges and agrees that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Registrable Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5,
        1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING (available July 2, 1993), and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) as interpreted in the Commission's letter to SHEARMAN & STERLING (available July 2, 1993), and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities


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being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
        (B) of any written request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the


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         Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) furnish to the Initial Purchasers and, if requested by any selling Holder, to such Holder, named in any Registration Statement or Prospectus in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

                  (vi) upon the reasonable request of any selling Holder, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders in connection with such sale, if any, make the Company's representatives reasonably available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as any selling Holder may reasonably request;

                  (vii) in the case of any Shelf Registration, make available at reasonable times for inspection by the selling Holders participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in each case as shall reasonably be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of such selling Holders and any other parties, by one counsel designated by and on behalf of such selling Holders and other parties as described in Section 7 hereof; PROVIDED, FURTHER, that any records, documents, properties or information that are designated by the Company as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by such persons, unless (i) such records, documents, properties or information are in the public domain or otherwise publicly available, (ii) disclosure of such records, documents, properties or information is required by court or administrative order or (iii) disclosure of such records, documents, properties or information, in the written opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities
         Act);

                  (viii) subject to Section 4(b) hereof, if reasonably requested by selling Holders of a majority of the principal amount of Transfer Restricted Securities being sold in connection with such offering, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 6(c)(viii) that would, in the opinion of counsel for the Company, violate applicable law;

                  (ix) furnish to each selling Holder in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling Holder reasonably may request; the Company hereby consents to the use (in accordance with law and subject to the provisions of this Agreement) of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) upon the request of any selling Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any applicable Registration Statement, and in such connection, the Company shall:

                  (A) Upon the request of any selling Holder, furnish (or in the case of paragraphs (2) and (3), use its best efforts to cause to be furnished) to each selling Holder, upon the effectiveness of the Shelf Registration Statement or upon Consummation of the Exchange Offer, as the case may be:

                           (1) a certificate, dated and addressing the matters
                  covered therein as of such date, signed on behalf of the Company by the Equity Trustee of the Company, covering matters similar to those set forth in Section 9(x) of the Purchase Agreement and such other similar matters as are customary and as the selling Holders may reasonably request;

                           (2) an opinion, dated and addressing the matters
                  covered therein as of the date of Consummation of the Exchange Offer, or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in of Section 9(d) or 9(q) of the Purchase Agreement and such other matters as the selling Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers of the Company and with the independent public accountants for the Company concerning the preparation of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and although such counsel has made certain inquiries and investigations in connection with such preparation, it is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in such Registration Statements, except insofar as such statements relate to such counsel, and on the basis of the foregoing, such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, or the Prospectus contained in such Registration Statement as of its date, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (3) a customary comfort letter, dated and addressing
                  the matters covered therein as of the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and meeting the requirements set forth in the comfort letters delivered pursuant to Section 9(w) of the Purchase Agreement;

                  (B) Set forth in full or incorporate by reference in the
              underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) Deliver such other customary documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi).

                  If at any time the representations and warranties of the Company set forth in the certificate contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) issue, upon the request of any Holder of Initial Registrable Notes covered by any Registration Statement contemplated by this Agreement, Exchange Notes having a principal amount equal to the principal amount of Initial Registrable Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Initial Registrable Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities pursuant to such Registration Statement;

                  (xv) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

                  (xviii) (A) if the Notes have been rated prior to the initial sale of such Notes, use its best efforts to confirm that such ratings will apply to the Transfer Restricted Securities covered by a Registration Statement, or (B) if the Notes were not previously rated, use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority of the principal amount of Notes covered thereby or the managing underwriter(s), if any;

                  (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
        Section 13 or Section 15(d) of the Exchange Act.

                  (xxi) use its best efforts to list the Exchange Notes, if any, on the Luxembourg Stock Exchange not later than the effective date of an Exchange Offer Registration Statement and to make all documents relating to the Exchange Offer available at the offices of the Luxembourg Listing Agent;

         (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will promptly discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the maintenance of the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7.  REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all reasonable fees and disbursements of counsel for the Company and one firm of counsel designated by the Holders of a majority of the principal amount of Transfer Restricted Securities to act as counsel for the Holders in connection therewith; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP, New York, New York, unless another firm shall be chosen by the Holders of a majority of the principal amount of Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

         (c) Each Holder of Transfer Restricted Securities will pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities.

SECTION 8.  INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities, its officers and employees and each person, if any, who controls any such Holder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Transfer Restricted Securities), to which that Holder, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (in each case as amended or supplemented) or (ii) the omission or alleged omission to state in any Registration Statement, preliminary prospectus or Prospectus (in each case as amended or supplemented) any material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each such Holder and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Holder, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, preliminary prospectus or Prospectus (in each case as amended or supplemented) in reliance upon and in conformity with written information concerning such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein and PROVIDED FURTHER, HOWEVER, that the Company shall not be liable to any Holder under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Holder results from the fact that such Holder sold Transfer Restricted Securities to a person as to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if delivery of a copy of such Prospectus was required under the Securities Act and if the Company had previously furnished copies thereof in the quantity requested and in a timely manner in accordance with Section 6(c)(x) hereof to such Holder and the loss, claim, damage or liability of such Holder results from an untrue statement or omission of a material fact contained in the preliminary prospectus and corrected in the Prospectus or the Prospectus as amended or supplemented. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder or to any officer, employee or controlling person of that Holder.

         (b) Each Holder of Transfer Restricted Securities, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (in each case as amended or supplemented) or (ii) the omission or alleged omission to state in any Registration Statement, preliminary prospectus or Prospectus (in each case as amended or supplemented) any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Holder furnished to the Company by or on behalf of that Holder specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Holders shall have the right to employ counsel to represent jointly the Holders and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 8 if, in the reasonable judgment of the Holders, it is advisable for the Holders, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. Such counsel shall be designated in writing by the Holders of a majority in principal amount of Transfer Restricted Securities which are subject to such claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Notes, on the one hand, and the Holders from their sale of Transfer Restricted Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any such Holder on the other shall be deemed to be in the same proportion as (x) in the case of the Company, the total net proceeds from the offering pursuant to the Purchase Agreement (before deducting expenses, but after deducting fees and commissions payable to the Initial Purchasers) received by the Company with respect to the Notes sold by such Holder (the "NET PROCEEDS") bear to (y) in the case of such Holder, the aggregate principal amount of Notes sold by such Holder, less the amount of the Net Proceeds relating to such Notes. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 8(d) are several in proportion to the respective principal amount of the Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9.  RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.  MISCELLANEOUS

         (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) ADJUSTMENTS AFFECTING THE NOTES. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Company or the Holders to Consummate any Exchange Offer.

         (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company:

                           Lease Investment Flight Trust
                           c/o Wilmington Trust Company
                           1100 North Market Street
                           Rodney Square North
                           Wilmington, Delaware  19890-0001

                           Telecopier No.:  (302) 651-8882
                           Attention:  Corporate Trust Administrator

                           With copies to:

                           Automatic Aircraft, LP
                           Grand Bay Plaza
                           2665 South Bayshore Drive
                           Suite 1006
                           Coconut Grove, Florida 33133

                           Telecopier No.: (305) 858-7757
                           Attention:  Wayne Lippman

                           Phoenix American Financial Services, Inc.
                           2401 Kerner Boulevard
                           San Rafael, California  94901

                           Telecopier No.: (415) 485-4522
                           Attention:  Financial Services Division

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005

                           Telecopier No.:  (212) 530-5219
                           Attention:  Drew S. Fine, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to Credit Suisse First Boston Corporation on behalf of the Initial Purchasers (in the form attached hereto as Exhibit A) and shall be addressed to: Attention: Transactions Advisory Group, Eleven Madison Avenue, New York, New York 10010.

         (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                      LEASE INVESTMENT FLIGHT TRUST,

                      By:  WILMINGTON TRUST COMPANY, not
                      in its individual capacity but solely as Owner
                      Trustee



                      By:  /S/ KATHLEEN A. PEDELINI
                         --------------------------------------------
                           Name:  Kathleen A. Pedelini
                           Title:  Administrative Account Manager

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.

BY:  CREDIT SUISSE FIRST BOSTON CORPORATION,
as Representative of the Initial Purchasers

By:   /S/ KEVIN FEDOR
      ---------------------------------------------
      Name:  Kevin Fedor
      Title:  Director

                                    EXHIBIT A

                               NOTICE OF FILING OF
                    A/B EXCHANGE OFFER REGISTRATION STATEMENT


To:   Credit Suisse First Boston Corporation
      Attn:  Transactions Advisory Group
      Eleven Madison Avenue
      New York, NY  10010

From: Lease Investment Flight Trust
      c/o Wilmington Trust Company
      1100 North Market Street
      Rodney Square North
      Wilmington, Delaware  19890-0001

      Re: $400,000,000 Class A-1 Floating Rate Asset Backed Notes Series 2001-1
          $260,000,000 Class A-2 Floating Rate Asset Backed Notes Series 2001-1 $425,000,000 Class A-3 Floating Rate Asset Backed Notes Series 2001-1 $60,000,000 Class B-1 Floating Rate Asset Backed Notes Series 2001-1 $83,000,000 Class B-2 Fixed Rate Asset Backed Notes Series 2001-1 $69,000,000 Class C-1 Floating Rate Asset Backed Notes Series 2001-1 $72,000,000 Class C-2 Fixed Rate Asset Backed Notes Series 2001-1 $35,000,000 Class D-1 Floating Rate Asset Backed Notes Series 2001-1 $25,000,000 Class D-2 Fixed Rate Asset Backed Notes Series 2001-1


Date ______________________ , ___


         For your information only (NO ACTION REQUIRED):

Today, ______, ___, we filed [an Initial Registrable Note/Exchange Note Exchange Offer Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within ___ business days of the date hereof.